OFFICERS' ANNUAL COMPLIANCE CERTIFICATE



     The undersigned, Managing Director and Director, respectively, of Residential Funding Corporation (the
"Master Servicer"), pursuant to the various Pooling and Servicing Agreements (the "Agreements") under which RFC acts as Master Servicer or Manager, which agreements require an annual statement of compliance to be made to the Certificate holders by officers of the Master
Servicer, hereby certify that:

     (i)  a review of the activities of the Master
Servicer during the preceding calendar year and of performance under the Agreements has been made under the undersigned officers' supervision;

     (ii) to the best of the undersigned officers' knowledge, based on such review, the Master Servicer has fulfilled its obligations in all material respects throughout such year;

    (iii) to the best of each undersigned officers' knowledge, based on such review, each Subservicer and Servicer has fulfilled its obligations under its servicing agreement in all material respects; and

     (iv) the Company has fully complied with the provisions of Article II of the Pooling and Servicing
Agreement.


Dated:  March 31, 1995




    s/ Magdalena M. Matthes           s/ Karen Gill
       Magdalena M. Matthes              Karen Gill
       Managing Director                 Director




                  GMAC MORTGAGE CORPORATION OF PA

              OFFICERS' ANNUAL COMPLIANCE CERTIFICATE


  The undersigned, Managing Directors, of GMAC Mortgage
Corporation of Pennsylvania (the "Master Servicer"), pursuant to the Pooling and Servicing Agreement for Series 1985-1, 1986-1, 1986-2, 1986-3, 1986-4, 1986-8,
1986-9 and 1986-11, (the "Agreement") entered into and among Residential Funding Mortgage Securities I, Inc.,
(the "Company"), as Seller and GMAC Mortgage
Corporation of PA, as Master Servicer, First Star Trust
Company, as Trustee, and Norwest Bank Minneapolis,
N.A., as Custodian, which Agreement requires an annual statement of compliance to be made to the Trustee by officers of the Master Servicers, hereby state that:

  1) a review of the activities of the Master Servicer during the preceding calendar year and of performance under the Agreement has made under the undersigned officer's supervision; and

  2) to the best of the undersigned officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year

  3) a Servicing Officer has conducted an examination of the activities of each Sub-Servicer during the immediately preceding year and its performance under its Sub-Servicing Agreement

  4) a Servicing Officer has examined each Sub-Servicer fidelity bond and Sub-Servicer errors and omissions insurance policy and that each bond and policy are in effect and conform to the requirements of the Sub-Servicer's Sub-Servicing Agreement.

  5) to the best of each Servicing Officer's knowledge, based on such examination, each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under its Sub-Servicing Agreement in all material respects throughout such year.

     Capitalized terms used herein but not defined herein shall have the meaning given to them in the Agreement.

     Dated:       March 31, 1995



     s/ Ed Hughes, Managing Director
     s/ R. Michael O'Brien, Managing Director & EVP